CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag
Executive Vice President
Chief Financial Officer
(563)589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

Dubuque, IA, July 23, 2020 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved its regular quarterly cash dividend of $0.20 per share on the company's common stock payable on August 29, 2020, to stockholders of record at the close of business on August 7, 2020. As of June 30, 2020, there were 36,844,744 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.
Heartland is a diversified financial services company with assets of approximately $13.3 billion. The Company provides banking, mortgage, private client, investment, treasury management, card services, and insurance to individuals and businesses. Heartland currently has 114 banking locations serving 83 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. Additional information about Heartland is available at www.htlf.com.

Safe Harbor Statement
This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed below and in the risk factors in Heartland's reports filed with the Securities and Exchange Commission, contained, among others: the impact of the COVID-19 pandemic on Heartland and U.S. and global financial markets; containment measures enacted by the U.S. federal and state governments and by private businesses in response to the COVID-19 pandemic; the deterioration of the U.S. economy in general and in the local economies in which Heartland conducts its operations; increasing credit losses due to deterioration in the financial condition of its borrowers, based on declining oil prices and asset and collateral values, which may continue to increase Heartland’s provision for credit losses and net charge-offs; civil unrest in the communities that Heartland serves; levels of unemployment in the subsidiary banks’ lending areas; real estate market values in the subsidiary banks’ lending areas; future natural disasters and increases to flood insurance premiums; the effects of past and any future terrorist threats and attacks, acts of war or threats thereof; the level of prepayments on loans and mortgage-backed securities; legislative/regulatory changes affecting banking, taxes, securities, insurance and monetary and financial matters; monetary and fiscal policies of the U.S. Government including policies of the United States Department of the Treasury (the “U.S. Treasury”) and the Federal Reserve; the quality or composition of Heartland’s loan or investment portfolios; demand for loan products and financial services, deposit flows and competition in Heartland’s market areas; changes in accounting principles and guidelines; the timely development and acceptance of products and services, including products and services offered through alternative delivery channels such as the Internet; Heartland’s ability to implement technological changes as anticipated and to develop and maintain secure and reliable electronic delivery systems; Heartland’s ability to retain key executives and employees and the ability of Heartland and its subsidiaries to successfully consummate acquisitions and integrate acquired operations.

The COVID-19 pandemic is adversely affecting Heartland and its customers, counterparties, employees and third-party service providers. The pandemic’s severity, its duration and the extent of its impact on Heartland’s business, financial condition, results of operations, liquidity and prospects remain uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Heartland’s net income and the value of its assets and liabilities, reduce the availability of funding to Heartland, lead to a tightening of credit and increase stock price volatility. Some economists and investment banks also predict that a recession or depression may result from the continued spread of COVID-19 and the economic consequences.

All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

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